POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Sonia Galindo and Lisa L. Hearn, or either of them acting singly, and with full power of substitution or revocation, the undersigned's true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the “Attorney-in-Fact”) with full power to act for the undersigned’s name, place and stead, in any and all capacities, to:

(1)prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by or considered by the Attorney-in-Fact to be advisable under Section 13 or Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2)act as the undersigned's SEC Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) account administrator(s) and manage the undersigned’s EDGAR account;

(3)prepare and execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of KBR, Inc. (the “Company”), Forms 3, 4, and 5 and such other reports or schedules as may be required in accordance with Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder or with Rule 144 of the Securities Act of 1933, as amended (“Rule 144”);

(4)do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or such other required reports or schedules, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(5)take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in such Attorney-in-Fact's discretion.

The undersigned acknowledges that:

(1)this Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in such Attorney-in-Fact’s discretion on information provided to such Attorney-in-Fact without independent verification of such information;

(2)any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in such Attorney-in-Fact’s discretion, deems necessary or desirable;

(3)neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

(4)this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform any and every act whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 or such other required reports or schedules with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys-in-Fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 25, 2025.

    /s/ Stuart J. B. Bradie
    Stuart J. B. Bradie